Exhibit 21

SUBSIDIARIES OF APPLIED BIOSYSTEMS INC.

State or Jurisdiction of
Name	Incorporation or Organization

Applera Charitable Foundation	Delaware, USA
Applied Biosystems Overseas Corporation	New York, USA
Applied Biosystems Pty Ltd.	Australia
Applied Biosystems (Canada) Limited	Canada
Applied Biosystems/MDS Analytical Technologies Instruments (1)	Canada
Applied Biosystems (Thailand) Limited	Thailand
PE AG (9)	Switzerland
Applera France S.A.	France
PE (Sweden) AB (9)	Sweden
PE Stockholm AB (9)	Sweden
Applied Biosystems Finland OY (9)	Finland
Applied Biosystems B.V.	The Netherlands
Applied Biosystems Finance BV	The Netherlands
Applied Biosystems Europe BV	The Netherlands
Applied Biosystems Holdings Limited (9)	UK
Applied Biosystems Ltd	UK
PE (GB) Ltd. (9)	UK
Applera Polska Sp.zo.o.	Poland
Applera Magyarorszag Kft (2)	Hungary
Applera Ceska Republica s.r.o.	Czech Republic
Applied Biosystems Asia Pte. Ltd.	Singapore
Applied Biosystems Malaysia Sdn. Bhd.	Malaysia
Applera Deutschland GmbH	Germany
Applera South Africa (Pty.) Limited	South Africa
PE Manufacturing GmbH (3) (9)	Germany
BSW Wohnstatten GmbH (9)	Germany
Applied Biosystems Manufacturing GmbH (9)	Germany
Applera Austria Handels GmbH	Austria
Applied Biosystems Hong Kong, Limited	Hong Kong
Applied Biosystems do Brasil Ltda. (4)	Brazil
ZAO PE Biosystems (5) (9)	Russia
Applied Biosystems Korea LLC (6)	Korea
Applied Biosystems Taiwan Corporation	Delaware, USA
Applied Biosystems de Mexico S. de R.L. de C.V. (7)	Mexico
Applied Biosystems Trading (Shanghai) Company Ltd.	China
Applied Biosystems Insurance Company Limited	Bermuda
Applera Hispania SA	Spain
Applied Biosystems International, Inc.	Delaware, USA
PE Korea Corporation	Delaware, USA
Applied Biosystems China, Inc.	Delaware, USA
PerSeptive Biosystems, Inc.	Delaware, USA
Applied Biosystems Japan, Ltd.	Japan
PerSeptive Biosystems (Canada) Ltd.	Canada
PNA Diagnostics ApS	Denmark
Boston Probes, Inc. (8)	Delaware, USA

Ambion, Inc.	Delaware, USA
Ambion Europe, Limited	UK
AB Advanced Genetic Analysis Corporation	Delaware, USA

Note:     Entities directly owned by subsidiaries of Applied Biosystems Inc. are indented and listed below their immediate parent. Ownership is 100% unless otherwise indicated.

(1)	50.0% ownership.
(2)	90.0% owned by Applied Biosystems B.V. and 10.0% by Applied Biosystems Finance BV (indirectly, in the aggregate, wholly owned by Applied Biosystems Inc.).
(3)	98.8% owned by Applera Deutschland GmbH, 0.5% by Applied Biosystems Overseas Corporation, and 0.7% by Applied Biosystems Europe B.V. (indirectly, in the aggregate, wholly owned by Applied Biosystems Inc.).
(4)	.01% owned by Charles J. Heinzer, an Applied Biosystems Inc. employee, and 99.99% by Applied Biosystems Overseas Corporation (directly and indirectly, in the aggregate, wholly owned by Applied Biosystems Inc.).
(5)	0.1% owned by Applied Biosystems Inc. and 99.9% by Applied Biosystems Overseas Corporation (directly and indirectly, in the aggregate, wholly owned by Applied Biosystems Inc.).
(6)	20.0% owned by Applied Biosystems Inc. and 80.0% by Applied Biosystems Overseas Corporation (directly and indirectly, in the aggregate, wholly owned by Applied Biosystems Inc.).
(7)	.01% owned by Applied Biosystems Inc. and 99.99% by Applied Biosystems Overseas Corporation (directly and indirectly, in the aggregate, wholly owned by Applied Biosystems Inc.).
(8)	84.9% owned by Applied Biosystems Inc., and 15.1% by PNA Diagnostics ApS (directly and indirectly, in the aggregate, wholly owned by Applied Biosystems Inc.).
(9)	This entity is considered dormant and/or has no material operations/assets.

Applied Biosystems Inc. and its direct and indirect subsidiaries conduct business under the Applied Biosystems name and variants thereof, and similarly subsidiaries may conduct business under their entity name or variants thereof. The Applied Biosystems/MDS Analytical Technologies Instruments partnership conducts business under its partnership name and variants thereof.